(Exhibit 11)

                         FIRST ALBANY COMPANIES INC.
                      COMPUTATION OF PER SHARE EARNINGS


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                                           Three Months Ended
(In thousands of dollars,          December 31,             December 31,
except per share amounts)               1993                     1992
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Primary:

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Net Income                           $  1,762                  $  1,215
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  Weighted average number of shares
  outstanding during the period**       3,705                     3,695

  Incremental shares under stock
  options computed under the
  treasury stock method using the
  average market price of the
  issuer's stock during the period        206                       140
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Weighted average shares and common
  equivalent shares outstanding         3,911                     3,835
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Net income per share                 $   0.45                  $   0.32
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Fully Diluted:

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Net Income                           $  1,762                  $  1,215
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  Weighted average number of shares
  outstanding during the period**       3,705                     3,695

  Incremental shares under stock
  options computed under the treasury
  stock method using the higher of
  the average or ending market price
  of the issuer s stock at the end of
  the period                              206                       140
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Weighted average shares and common
  equivalent shares outstanding         3,911                     3,835
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Net income per share                 $   0.45                  $   0.32
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**  (Per share figures and shares outstanding have been restated for all dividends declared.)